UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

GUARANTY BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:__________
2)	Aggregate number of securities to which transaction applies:___________
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______
4)	Proposed maximum aggregate value of transaction:________
5)	Total fee paid:
☐	Fee paid previously by written preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:______________
2)	Form Schedule or Registration Statement No.:____________
3)	Filing Party:___________
4)	Date Filed:______________

16475 Dallas Parkway, Suite 600

Addison, Texas 75001

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 20, 2020

The 2020 Annual Meeting of Shareholders (the “Meeting”) of Guaranty Bancshares, Inc. (the “Company”) will be held at 100 West Arkansas Street, Mount Pleasant, Texas 75455, on Wednesday, May 20, 2020, beginning at 2:00 p.m. (local time), for the following purposes:

1.	To elect four Class II directors to serve on the board of directors of the Company until the Company’s 2023 Annual Meeting of Shareholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and
3.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

The close of business on March 23, 2020 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof.  A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the main office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

You are cordially invited and urged to attend the Meeting.  Regardless of whether you plan to attend the Meeting, you are urged to sign and date the enclosed proxy and return it promptly in the enclosed envelope.  If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy.  Your proxy may be revoked at any time before it is voted.

By Order of the Board of Directors,

Ty Abston
Chairman of the Board & CEO

Addison, Texas

April 3, 2020

YOUR VOTE IS IMPORTANT.  To ensure your representation at the Meeting, you are urged to complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting.  No additional postage is necessary if the proxy is mailed in the United States.  The proxy is revocable at any time before it is voted at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020

This proxy statement, along with our Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2019, are available free of charge on the following website: gnty.com.

I

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY	35

Delinquent Section 16(a) Reports	37

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020	38

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2020 ANNUAL MEETING	39

COST OF ANNUAL MEETING AND PROXY SOLICITATION	39

ANNUAL REPORT ON FORM 10-K	40

OTHER MATTERS	40

II

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 20, 2020

We are providing these proxy materials in connection with our 2020 annual meeting of shareholders, to be held at 100 West Arkansas Street, Mount Pleasant, Texas 75455, on Wednesday, May 20, 2020, beginning at 2:00 p.m. (local time).  This proxy statement, the notice of the meeting and the enclosed proxy card are being first sent to our shareholders on or about April 3, 2020.

When we refer in this proxy statement to “we,” “our,” “us,” and “the Company,” we are referring to Guaranty Bancshares, Inc., unless the context indicates otherwise.  When we refer to “you” and “your,” we are referring to the shareholder reading this proxy statement.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.  You may access the following information at our corporate website, gnty.com:

•	Notice of 2020 Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020;
•	Proxy Statement for 2020 Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020;
•	Form of Proxy; and
•	Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

ABOUT THE ANNUAL MEETING

Q:	When and where will the meeting be held?
A:	The meeting is scheduled to take place at 2:00 p.m., Central Time, on Wednesday, May 20, 2020, at 100 West Arkansas Street, Mount Pleasant, Texas 75455.
Q:	What is the purpose of the meeting?
A:	This is the 2020 annual meeting of shareholders of the Company. At the meeting, shareholders will act upon the matters outlined in the notice attached to this proxy statement, including the following:
1.	To elect four Class II directors to serve on the board of directors of the Company until the Company’s 2023 annual meeting of shareholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and
3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
Q:	Who are the nominees for Class II director?
A:	The following individuals, who all currently serve as Class II directors, have been nominated for reelection as Class II directors:

Tyson T. Abston	Jeffrey Webb Brown
Richard W. Baker	James Michael Nolan, Jr.

The board of directors recommends that you vote FOR the election of each of the Class II director nominees listed above for election to the board of directors.

Q:	Who is soliciting my vote?
A:	Our board of directors is soliciting your vote for the 2020 annual meeting.
Q:	What is a proxy?
A:

A proxy is a legal designation of another person, the proxy, to vote on your behalf.  By completing and returning the enclosed proxy card, or registering your proxy vote by telephone or over the Internet, you are giving the named proxies, who were appointed by our board, the authority to vote your shares in the manner that you indicate on your proxy card or by phone or Internet.

Q:	What is a proxy statement?
A:

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company.  Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your stock at a meeting of the Company’s shareholders.

Q:	Who is entitled to vote at the annual meeting?
A:

You are entitled to receive notice of and to vote at the 2020 annual meeting if you owned shares of our common stock at the close of business on March 23, 2020, which is the date that our board of directors has fixed as the record date for the meeting. The record date is established by our board as required by Texas law. On the record date, 11,169,658 shares of our common stock were outstanding.
Q:	What are the voting rights of the shareholders?
A:

Each holder of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting.  Our certificate of formation prohibits cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented at the annual meeting, in person or by proxy, in order to constitute a quorum for the transaction of business.  At any annual meeting, whether or not a quorum is present, the chairman of the annual meeting or the holders of a majority of the issued and outstanding common stock, present in person or represented by proxy and entitled to vote at the annual meeting, may adjourn the annual meeting from time to time without notice or other announcement.

Q:	What is the difference between a shareholder of record and a “street name” holder?
A:

These terms describe how your shares are held.  If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the shareholder of record with respect to those shares.  The proxy statement and proxy card have been sent directly to you by Computershare Trust Company, N.A. at our request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the shareholder of record of those shares.  You are considered the beneficial owner of these shares, and your shares are held in “street name.”  The proxy statement and proxy card have been forwarded to you by your nominee.  As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

Q.	What is a broker non-vote?
A.

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (Proposal 2).  In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of Class II directors to our board (Proposal 1).

Q:	What should I do if I receive more than one set of voting materials?
A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.”  Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q:	What is “householding” and how does it affect me?
A:

With respect to eligible shareholders who share a single address, we are sending only one copy of the notice and proxy statement to that address unless we have received instructions to the contrary from any shareholder at that address.  Eligible shareholders will continue to have access and receive separate proxy cards. This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, a shareholder of record residing at such address who wishes to receive a separate copy of the notice and proxy statement in the future may contact us by mail at Guaranty Bancshares, Inc., 201 South Jefferson Avenue, Mount Pleasant, Texas 75455, Attn: Corporate Secretary, or by phone at (888) 572-9881.  Eligible shareholders of record receiving multiple copies of the notice and proxy statement can request householding by contacting us in the same manner.  Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the bank, broker or other nominee.

Q:	What do I need to do now?
A:

After you have thoroughly read and considered the information contained in this proxy statement, you simply need to vote your shares of common stock, either in person or by proxy, at the annual meeting. The process for voting your shares depends on how your shares are held as described above.

If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you have three ways to vote:

•

simply indicate on the proxy card(s) applicable to your common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;

•	call 1-800-652-VOTE (8683) using a touch-tone telephone and follow the instructions provided on the call; or
•	go to the website envisionreports.com/GNTY and follow the instructions for Internet voting on that website.

Your proxy card must be received by the Company by no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting.  Please note that telephone and Internet voting will close at 12:00 a.m., Central Time, on Wednesday, May 20, 2020.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person.

Q:	How does the board of directors recommend that I vote my shares?
A:	The board of directors recommends a vote:
•	FOR the election of each of the four Class II director nominees, and
•	FOR the proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for 2020.
Q:	How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
A:

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•	FOR the election of each of the four Class II director nominees, and
•	FOR the proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for 2020.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of Whitley Penn LLP (Proposal 2).

Q:	What are my choices when voting?
A:	Election of Class II Directors (Proposal 1). You may vote FOR or AGAINST, or you may ABSTAIN from voting, with respect to each director nominee.

Ratification of Whitley Penn LLP (Proposal 2).  You may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal.

Q:	Can I attend the meeting and vote in person?
A:

Yes. All shareholders are invited to attend the annual meeting. Shareholders of record on the record date for the annual meeting can vote in person at the annual meeting.  If your shares of common stock are held in “street name,” then you are not the shareholder of record.  In order for you to vote the shares that you beneficially own and that are held in “street name” in person at the annual meeting, you must bring a legal proxy from the broker, bank or other nominee that was the record holder of your shares held in “street name” as of 5:00 p.m. (Central Time) on the record date, confirming that you were the beneficial owner of those shares as of 5:00 p.m. (Central Time) on the record date, stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee and appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting.

Q:	May I change my vote after I have submitted my proxy card?
A:	Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:
•	delivering to us prior to the annual meeting a written notice of revocation addressed to: Sondra Cunningham, Corporate Secretary, 201 South Jefferson Avenue, Mount Pleasant, Texas 75455;
•

completing, signing and returning a new proxy card with a later date than your original proxy card, provided that such new proxy card is received prior to the annual meeting, and any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions indicated on the proxy card; or

•	attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Q:	What vote is required to approve each item?
A:

Election of Class II Directors (Proposal 1).  Because this is an uncontested election, meaning the number of nominees is equal to the number of directors to be elected, each nominee will be elected to the board of directors if the nominee receives a majority of the votes cast, which means that the four Class II director nominees must each receive more votes “for” than “against” to be elected.

Ratification of Whitley Penn LLP (Proposal 2).  The proposal to ratify Whitley Penn LLP as our independent registered public accounting firm for 2020 will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Q:	How are broker non-votes and abstentions treated?
A:

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters.  A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares.  The only routine matter to be presented at the annual meeting is the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (Proposal 2). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the annual meeting. Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Q:	Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?
A:	No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.
Q:	What are the solicitation expenses and who pays the cost of this proxy solicitation?
A:

Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies.  We may use officers and employees of the Company to ask for proxies, as described below.  The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Q:	Is this proxy statement the only way that proxies are being solicited?
A:

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Q:	Are there any other matters to be acted upon at the annual meeting?
A:

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so.  The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the annual meeting for which advance notice was not received by the Company in accordance with the Company’s Third Amended and Restated Bylaws, or the Bylaws. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Q:	Where can I find the voting results of the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be tallied by the inspector of election after the vote at the annual meeting.  We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Q:	Who can help answer my questions?
A:

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement.  We urge you to carefully read this entire proxy statement and the accompanying annual report.  If you have additional questions about the proxy statement or the annual meeting, you should contact Sondra Cunningham, Corporate Secretary, Guaranty Bancshares, Inc., 201 South Jefferson Avenue, Mount Pleasant, Texas 75455, telephone (888) 572-9881.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

Our board of directors currently consists of 12 directors, with one vacancy.  In accordance with the Company’s Certificate of Formation, the members of the board of directors are divided into three classes as equal in number of directors as possible: Class I, Class II and Class III.  The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election.  The term of office of the current Class II directors expires at the annual meeting.  The terms of the Class III and Class I directors expire at the annual meeting of shareholders in 2021 and 2022, respectively.  At the annual meeting, our shareholders will be asked to elect four persons to serve as Class II directors until the 2023 annual meeting of shareholders or until their successors are elected and qualified.

The Corporate Governance and Nominating Committee has recommended to the board of directors, and the board of directors has approved the nomination of, the following four individuals to serve as Class II directors of the Company until the Company’s 2023 annual meeting of shareholders and each until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal:

Name	Age	Position with Company	Director Since
Tyson T. Abston	54	Director, Chairman of the Board and Chief Executive Officer	2002
Richard W. Baker	60	Director	2015
Jeffrey W. Brown	58	Director	2020
James M. Nolan, Jr.	59	Director	2020

Each of the nominees has previously served as a director of the Company and has agreed to serve as a director, if elected, for an additional term.  If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee.  In that case, the persons named on the proxy card as proxies may vote for the substitute nominee or nominees recommended by our board of directors.  We have no reason to believe that any of the four nominees for election named above will be unable to serve.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the four director nominees listed above.  Although each nominee has consented to being named in this proxy statement and to serve if elected, if any nominee should prior to the annual meeting decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other person as may be designated by the present board of directors.

Pursuant to the Company's Certificate of Formation, directors are elected by a majority of the votes cast in the election of directors, meaning that each candidate must receive more votes "for" than votes "against."  However, if there are more nominees for director than there are available directorships, then the directors are elected by plurality, meaning those nominees receiving the most votes "for" will be elected director.

If a director does not receive a majority of the votes cast for his or her election, our Corporate Governance Guidelines require that the director promptly tender her or her resignation to the board of directors.  The Corporate Governance and Nominating Committee will consider whether or not to accept such resignation and provide its recommendation to the full board no later than 60 days after the relevant shareholder meeting based on the factors set forth in our Corporate Governance Guidelines, and the full board of directors will make a final determination, considering such recommendation, of whether to accept or reject the tendered resignation no later than 90 days after the relevant shareholder meeting.  The Company will disclose the board's decision, including a full explanation of the process by which the decision was reached, in a public filing with the SEC.  If the resignation is accepted by the board, the Corporate Governance and

Nominating Committee will recommend to the board of directors whether to reduce the number of directors or to fill the vacant directorship.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

Information Regarding Director Nominees

A brief description of the background of each of the nominees for Class II director is set forth below.  No nominee has a family relationship with any other executive officer or director.

Tyson T. Abston.  Mr. Abston serves as Chairman of the Board and Chief Executive Officer of both the Company and the Bank. Mr. Abston joined the Bank as Senior Vice President in 1997, having previously served four years as an officer of another bank. He has previously served as President of the Bank’s Texarkana, Texas location and as Executive Vice President and President of the Bank. Mr. Abston has served as a director of the Bank since 1999 and a director of the Company since 2002. In 2005, Mr. Abston was elected President and Chief Executive Officer of the Bank and in 2006, he was appointed President of the Company. In 2013, Mr. Abston was appointed Chairman and Chief Executive Officer of both the Company and the Bank. He is also Chairman of the Executive Committee, a member of the Bank’s Directors’ Loan Committee, and either chairs or is a member of all the key operational committees of the Bank. He has served on the boards of the Federal Home Loan Bank of Dallas, Independent Bankers Association of Texas and Texas Security Bank in Dallas. Mr. Abston has also served on various charitable organization boards, including Mount Pleasant Habitat for Humanity, Mount Pleasant Industrial Foundation and the Titus County Child Welfare Board. Mr. Abston is a graduate of the University of North Texas, B.B.A. in Finance, 1988, and Texas A&M University-Texarkana, MBA, 1990. Mr. Abston’s extensive experience in banking, as well as his long-standing business and banking relationships in our markets, qualify him to serve on our board of directors.

Richard W. Baker.  Mr. Baker has served on the Company board of directors since 2015 and has served as a director of the Bank since 2013. Mr. Baker serves on our Corporate Governance and Nominating Committee and the Executive Compensation Committee, as well as the Bank’s Directors’ Loan Committee, Executive Committee and Trust Committee. Mr. Baker began his career in the utility and equipment trailer industry in 1977 and founded Big Tex Trailer Manufacturing, Inc. in 1982, where he served as President and Chief Executive Officer until 2012, when he partnered with H.I.G. Capital.  He continued as CEO & Chairman of Big Tex until 2015 when the Company was sold to Bain Capital and became one of their portfolio companies.  He continues to be involved with the company as a shareholder and board member.  In 2001, Ernst & Young presented Mr. Baker with the Young Entrepreneur of the Year Award.  In 2015, the National Association of Trailer Manufacturers awarded him the Outstanding Member Award, and in 2016, he was honored with the Lifetime Achievement Award by the Titus County Chamber of Commerce.  Mr. Baker is a present and past supporter of several civic and non-profit organizations throughout Titus County and currently sits on the Board of Managers of Titus Regional Medical Center.  Mr. Baker is involved in real estate investments and development, commercial and residential leasing, as well as ranching and cattle operations through his company, KRB Investments, LLC.  Mr. Baker’s extensive experience in business and manufacturing, as well as his long-standing personal and professional relationships throughout the State of Texas, qualify him to serve on our board of directors.

Jeffrey W. Brown.  Mr. Brown joined the Company board of directors in 2020 and has served as a director of the Bank since 2015.  Mr. Brown serves on our Audit and KSOP Committees, as well as the Bank’s Directors’ Loan Committee, Executive Committee and Trust Committee.  Mr. Brown is co-founder and managing partner of RoseRock Capital Group in Bryan, Texas where he helps direct the firm’s acquisitions while overseeing all financial and legal concerns of the firm. He is also responsible for developing equity capital resources and assists with investor relations.  Mr. Brown has led numerous mergers and acquisitions of both public and private companies with deal values in excess of $5 billion and has led venture capital investments in more than a dozen companies valued in excess of $100 million.  He is also chairman of the Board of Directors of American Bible Society, serves as a board member of Rogers Ventures Enterprises, and of Pine Cove Camp, where he also serves on its finance and audit committees.  Mr. Brown has served on numerous boards of directors of both public and private corporations over the last 25 years, including frequently participating on audit and executive committees for those entities.  He is a graduate of the University of Houston and the South Texas College of Law with a B.A. degree in Finance and Accounting and a J.D., magna cum laude, respectively. Mr. Brown’s extensive financial and legal business experience, as well as his years of experience in the Central Texas area and as a director of the Bank, qualify him to serve on our board of directors.

James M. Nolan, Jr.  Mr. Nolan joined the Company board of directors in 2020 and has served as a director of the Bank since 2015.  Mr. Nolan serves on our Audit, Corporate Governance and Nominating, and Executive Compensation Committees, as well as the Bank’s Directors’ Loan Committee and Executive Committee.  Mr. Nolan is a co-founder of Proterra Properties, an integrated real estate firm and investment management company which specializes in new developments and acquisitions. Before co-founding Proterra Properties, he spent a majority of his career with the Vantage Companies, a national real estate developer, where he was integrally involved in the formation of its asset management group. Mr. Nolan also co-founded Dallas City Bank in 2003, serving on its board of directors and several committees until it was acquired by Guaranty Bank & Trust in 2015. Mr. Nolan has participated in many civic activities, which has included a directorship at the Rise School of Dallas. He is a current member of the Salesmanship Club of Dallas and past member of its Foundation Board.  He is a graduate of Southern Methodist University with an M.B.A. in Real Estate and Finance and is a licensed real estate broker in the state of Texas.  Mr. Nolan’s wealth of real estate and investment experience, particularly in the Dallas / Fort Worth market, as well as his experience as a director of the Bank and former director of Dallas City Bank, qualify him to serve on our board of directors.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS

General

Our board of directors is composed of 13 members, including one current vacancy, and is divided into three classes of directors, serving staggered three-year terms.  Approximately one-third of our board of directors is elected by our shareholders at each annual shareholders’ meeting for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.  Our executive officers are appointed by our board of directors and hold office until their successors are duly appointed and qualified or until their earlier death, resignation or removal.

The board of directors of Guaranty Bank & Trust consists of 14 members.  All of the Company’s directors serve on the board of directors of Guaranty Bank & Trust, except for Clifton A. Payne, who concluded his term in December 2016, and Molly Curl.  As the sole shareholder of Guaranty Bank & Trust, we elect the directors of the Bank annually for a term of one year and the directors of the Bank hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.  The executive officers of Guaranty Bank & Trust are appointed by the Bank’s board of directors and hold office until their successors are duly appointed and qualified or until their earlier death, resignation or removal.

Continuing Directors

A brief description of the background of each of our continuing Class I and Class III directors together with the experience, qualifications, attributes or skills that we believe qualifies each director to serve on our board of directors is set forth below.  Similar information for each of the current Class II directors, who have each been nominated to continue to serve in such role, has been provided above.  No director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer.

Name	Age	Position with Company	Position with Bank
James S. Bunch	59	Class III Director	Director
Molly Curl	65	Class III Director	-----
Bradley K. Drake	49	Class I Director	Director
Christopher B. Elliott	51	Class III Director	Director
Carl Johnson, Jr.	64	Class I Director	Director
Kirk L. Lee	58	Class I Director	Vice Chairman and Chief Credit Officer
Clifton A. Payne	62	Class I Director	Chief Financial Officer
William D. Priefert	71	Class III Director	Director

James S. Bunch.  Mr. Bunch was elected to serve on the Company board of directors in 2014 and has served as a director of the Bank since 2012. Mr. Bunch serves as Chairman of the Compensation Committee, and as a member of the Corporate Governance and Nominating Committee, the Audit Committee, and the Bank’s Directors’ Loan and Executive Committees. Since 2006, Mr. Bunch has served as the President and Chief Executive Officer of BWI Companies, Inc., a privately held distribution company that has 13 full service distribution locations and 11 satellite locations servicing 15 states in the south and mid-south. BWI Companies, Inc. has 600 employees with annual revenue of approximately $430 million. Prior to his appointment as the President and Chief Executive Officer, Mr. Bunch served as Vice President of Sales and the Texarkana location manager for BWI Companies, Inc. Mr. Bunch has over 35 years of experience managing a complex distribution company and has authored many articles regarding the growth and management of a successful business enterprise. Mr. Bunch has served as President of the National Lawn and Garden Distributors Association and as Chairman of the board of directors for Prokoz (distributor chemical buying group), Chairman of the board of directors for Gro Group (distributor lawn and marketing group), and currently serves on the board of directors for Priefert Manufacturing (ranch equipment manufacturing), and Voluntary Purchasing Group (member owned fertilizer and chemical manufacturing co-op). Mr. Bunch is a very active member and either chairs or serves on several committees at Williams Memorial Methodist

Church in Texarkana, Texas. Mr. Bunch currently serves or has served on many charitable boards such as Christus St. Michael Hospital Foundation, Methodist Retirement Communities Foundation and Water Springs Ranch (a neglected children’s home). Mr. Bunch is a graduate of Stephen F. Austin State University, B.S. in Agriculture and a minor in Business Management, 1983. Mr. Bunch’s extensive management, strategic planning and mergers and acquisitions experience, as well as his community involvement, qualify him to serve on our board of directors.

Molly Curl.  Ms. Curl was appointed to our board of directors in 2017 and serves as a member and financial expert on our Audit Committee and our KSOP committee.  Ms. Curl has more than 40 years of experience in the areas of organization, compliance, loan review, loan servicing, policy development, budgeting and capital strategic planning in the financial services industry.  Ms. Curl began her career as a bank examiner with the Office of the Comptroller of the Currency in 1975, where she served for approximately nine years, before then joining Grant Thornton LLP in the financial services group in 1985.  She left Grant Thornton LLP in 1994 to take a senior management position at a Dallas-based financial institution, where she oversaw loan review, regulatory compliance and internal audit for 16 years, before rejoining Grant Thornton LLP as a partner in their Bank Advisory and Regulatory Consulting practice in 2010.  Ms. Curl retired from Grant Thornton in 2017.  She currently serves on the Finance Commission of Texas, a position to which she was appointed in 2016 for a six year term.  The Finance Commission oversees the Texas Department of Banking, the Department of Savings and Mortgage Lending, and the Office of the Consumer Credit Commissioner, and is the primary point of accountability for ensuring that state depository and lending institutions function as a system. Ms. Curl is a graduate of John Carroll University, B.S.B.A. Finance, 1975. She is also licensed by the State of Texas as a certified public accountant and is a member of the American Institute of Certified Public Accountants.  Ms. Curl is also a director of First National Bank of America, a privately held bank in Michigan, and its’ parent company First National Bancshares, Inc. where she also serves as Chairman of the Audit Committee.  Ms. Curl’s extensive business experience and knowledge of audit and compliance procedures qualify her to serve on our board of directors.

Bradley K. Drake.  Mr. Drake has served on our board of directors since 2013 and has served as a director of the Bank since 2007. He currently serves as a member of the Compensation and Corporate Governance and Nominating Committees, as well as the Bank’s Executive Committee. Mr. Drake joined Lamar Companies, LLC in 2006 and currently serves as its President and Chief Executive Officer. Lamar Companies, LLC is a construction services company headquartered in Paris, Texas. Mr. Drake graduated with a bachelor of business administration in finance from Texas Tech University in 1993. The Governor of Texas appointed Mr. Drake as a board member of the Sulphur River Basin Authority where he served for 13 years. Mr. Drake’s extensive commercial real estate experience, as well as his knowledge and business relationships throughout the state of Texas, qualify him to serve on our board of directors.

Christopher B. Elliott.  Mr. Elliott has served on our board of directors since 2010 and has served as a director of the Bank since 2004. He is Chairman of our Corporate Governance and Nominating Committee and our Audit Committee and serves on our KSOP Committee, Compensation Committee and the Bank’s Directors’ Loan and Executive Committees. Mr. Elliott has served as the managing partner of Kartos Holdings, L.P. since 2006. Kartos Holdings, L.P. owns several automobile dealerships with locations in Mount Pleasant, Kilgore, Carthage, Palestine and Jacksonville, Texas, as well as the real estate holdings associated with their operations. Mr. Elliott is a graduate of Texas Christian University, B.B.A. in Management, 1990. He is currently a member of the City of Mount Pleasant Airport Advisory Board and a board member for the Mount Pleasant Economic Development Corporation.  Mr. Elliott’s extensive business experience and contacts in our East Texas markets qualify him to serve on our board of directors.

Carl Johnson, Jr.  Mr. Johnson has served on our board of directors since 2003 and has served as a director of the Bank since 1991. He is Chairman of our KSOP Committee and serves on our Audit Committee, as a financial expert, and on our Corporate Governance and Nominating Committee and the Bank’s Directors’ Loan, Executive and Trust Committees. Mr. Johnson is a Certified Public Accountant and has been an owner of Baker & Johnson, PC since 1989. Mr. Johnson served as the County Auditor for Titus County from 1992 to 2019. He is a graduate of the University of Texas – Arlington, B.B.A. in Accounting, 1979. Mr. Johnson’s extensive financial and accounting experience qualifies him to serve on our board of directors.

Kirk L. Lee.  Mr. Lee serves as President of the Company and as Vice Chairman and Chief Credit Officer of the Bank. Mr. Lee serves as Chairman of the Bank’s Directors’ Loan Committee, is a member of the Bank’s Executive Committee and either chairs or is a member of all the key operational committees of the Bank. Mr. Lee joined the Bank in 1992, serving as President of the Bank’s Paris, Texas office. Mr. Lee served as the President and Chief Credit Officer of the Bank from 2011 until his promotion to Vice Chairman and Chief Credit Officer in 2014. Mr. Lee has served as a director of the Bank since 2002 and a director of the Company since 2005. Mr. Lee has over 35 years of banking experience, and previously worked at the Arkansas State Banking Department as a Bank Examiner Supervisor and worked a number of years in commercial lending and management at another community bank prior to joining us. He is a graduate of Ouachita Baptist University, B.B.A., 1983. In addition, he received a graduate degree in commercial banking from the Southwestern Graduate School of Banking in 1989. His extensive experience in bank regulation and community bank management, coupled with his long-standing business and banking relationships in our markets, qualifies him to serve on our board of directors.

Clifton A. Payne.  Mr. Payne serves as the Senior Executive Vice President and Chief Financial Officer of both the Company and the Bank. Mr. Payne is a member of all the key operational committees of the Bank. Mr. Payne joined the Bank in 1984 as a Credit Analyst, before advancing to Senior Loan Officer, Controller, and Investment Officer. He has served as a director of the Company since 1995 and served as a director of the Bank from 1995 until 2016. He currently serves as an advisory member of the Bank’s board of directors. Prior to joining the Bank, Mr. Payne spent four years in private practice with a regional certified public accounting firm. With over 35 years of executive financial experience, Mr. Payne oversees the accounting and investor relations divisions of the Company. Mr. Payne is a graduate of Baylor University, B.B.A. in Accounting, 1980 and is a licensed Certified Public Accountant. Mr. Payne’s deep institutional knowledge and extensive banking experience qualify him to serve on our board of directors.

William D. Priefert.  Mr. Priefert has served as a director of the Company since 2002 and has served as a director of the Bank since 1983. Mr. Priefert serves as a member of our KSOP Committee and the Bank’s Executive Committee. Mr. Priefert has been Chairman of the Board and CEO of Priefert Manufacturing, Inc., a farm, ranch and rodeo equipment manufacturer, since 1988. Mr. Priefert is member of the City of Mt. Pleasant Airport Board.  He previously served on the Northeast Texas Community College Board from 2002 to 2014. Mr. Priefert is a graduate of Stephen F. Austin University, B.B.A. in Business Management, 1970.  Mr. Priefert’s extensive experience in business and manufacturing, as well as his community involvement, leadership skills and his business relationships throughout the state of Texas, qualify him to serve on our board of directors.

Executive Officers

Certain information regarding each of our executive officers, including a brief description of the background of each of the executive officers of the Company who are not also directors, is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or director.

Name	Age	Position with Company	Position with Bank
Tyson T. Abston	54	Class II Director, Chairman of the Board and Chief Executive Officer	Chairman of the Board and Chief Executive Officer
Martin C. Bell	58	-----	Executive Vice President and Chief Operations Officer
Charles A. Cowell	65	-----	Vice Chairman of the Board and Executive Vice President
Shalene A. Jacobson	42	-----	Senior Vice President and Chief Risk Officer
Randall R. Kucera	63	Vice President and General Counsel	Executive Vice President and General Counsel
Harold E. Lower, II	55	-----	Executive Vice President
Kirk L. Lee	58	Class I Director and President	Vice Chairman of the Board and Chief Credit Officer
J. Daniel Muskrat	40	-----	Executive Vice President and Chief Information Officer
Clifton A. Payne	62	Class I Director, Senior Executive Vice President and Chief Financial Officer	Senior Executive Vice President and Chief Financial Officer

Name	Age	Position with Company	Position with Bank
A. Craig Roberts	49	-----	Executive Vice President
Robert P. Sharp	53	-----	Executive Vice President

Martin C. Bell.  Mr. Bell has been an Executive Vice President of the Bank since 2005.  Mr. Bell has commercial, real estate, and consumer lending responsibilities and serves as Chief Operations Officer.  He leads the Bank’s strategic planning process and integrations of mergers and acquisitions. Mr. Bell either chairs or is a member of key operational committees of the Bank. Mr. Bell has over 35 years of banking experience. He is a graduate of Texas Christian University, B.B.A. in Finance, 1984, and is also a graduate of the Texas Tech University Intermediate and Advanced Schools of Banking. In 1991, Mr. Bell graduated with Honors from the Southwestern Graduate School of Banking in Dallas.

Chuck Cowell.  Mr. Cowell has been an Executive Vice President of the Bank since 2015 and has served on the Bank’s board of directors since October 2016, currently serving as Vice Chairman. He has extensive lending and administrative oversight of all Dallas/Fort Worth MSA locations as well as the Bank’s trust, mortgage lending, mortgage warehouse lending, SBA lending, credit administration, learning development and marketing divisions. He also either chairs or serves as a member on all the key operational committees of the Bank. Mr. Cowell served as President and Chief Executive Officer of Preston State Bank and its parent company DCB Financial in Dallas from 2009 until its acquisition by the Company in 2015. He has over 47 years of industry experience, having served in executive positions for both privately held and publicly-traded institutions in the Midland, Graham, Abilene, and Houston, Texas markets. Cowell received his undergraduate degree in finance from Texas Tech University and is a graduate of the National Installment Lending School in Norman, Oklahoma and the Southwestern Graduate School of Banking in Dallas.

Shalene A. Jacobson.  Ms. Jacobson has been a Senior Vice President and the Chief Risk Officer of the Bank since 2016.  Prior to joining the Bank, she spent 13 years working in public accounting, specializing in financial statement audits and consulting projects for banks and private equity companies.  As a result, she has extensive financial and operational knowledge of most banking functions and products.  In her consulting role, she aided companies in preparing for initial public offerings and for developing and implementing risk-based audit methodologies, including integration with the Committee of Sponsoring Organizations (COSO) and Sarbanes-Oxley requirements.  She also chairs the Bank’s Asset Liability Management and Enterprise Risk Management Committee’s and serves as a member on several other key operational committees of the Bank.  She has served as a board member or volunteer for various non-profit organizations and is a current volunteer for Dallas CASA.  Ms. Jacobson received her undergraduate degree, summa cum laude, from Auburn University Montgomery and a Master of Accountancy degree from Auburn University.  She is a Certified Public Accountant and Certified Internal Auditor.

Randall R. Kucera.  Mr. Kucera serves as Executive Vice President and General Counsel for both the Company and the Bank.  Prior to joining the Bank in 2012, Mr. Kucera was a partner in the litigation division of Akin, Gump, Strauss, Hauer & Feld LLP, or Akin Gump, for more than five years. Prior to joining Akin Gump, he was an assistant district attorney in the Dallas County District Attorney’s Office. In his 30-year legal career, Mr. Kucera focused on complex commercial litigation, including a wide variety of contract, antitrust, lender liability, business tort, intellectual property, and insurance matters. He previously served as the litigation partner in charge of Akin Gump’s commercial mortgage-backed securities (CMBS) litigation practice, which handled complex commercial real estate litigation involving institutional lenders, financial service companies, conduit lenders, and master and special servicers. Mr. Kucera has been a speaker at various continuing education seminars in Texas on the subjects of litigation and civil procedure. He has published articles on the subject of litigating claims in mortgage and asset-backed securities matters, including publications in the American Bar Association Real Estate Litigation newsletter and the Mortgage and Asset-Backed Securities Litigation Handbook. Mr. Kucera is a graduate of Vanderbilt University, B.A. in political science, summa cum laude, 1979. Mr. Kucera is also a graduate of Yale Law School, J.D., 1983. He is a member of the State Bar of Texas and is admitted to practice before the U.S. district courts for the Northern, Southern, Eastern, and Western Districts of Texas, the U.S. Court of Appeals for the 5th and 7th Circuits and the Supreme Court of the United States.

Harold E. Lower, II.  Mr. Lower has been an Executive Vice President of the Bank since 2010 and serves on the Directors’ Loan Committee. He served as a member of the Company board of directors from 2013 through 2015 and a member of the Bank’s board of directors from 2012 through 2015. He also serves as a member on all the key operational committees of the Bank. In his capacity as Executive Vice President of the Bank, Mr. Lower is responsible for overseeing the operations of the Bank’s four locations in Harris and Montgomery counties. Mr. Lower joined the Bank in 2009 as a Senior Vice President, having previously served eight years as an officer of a Northeast Texas bank. Mr. Lower has over 30 years’ experience in the financial services industry. He is a graduate of Texas A&M University, B.B.A. in Accounting, 1987, and is a licensed Certified Public Accountant.

J. Daniel Muskrat.  Mr. Muskrat currently serves as Executive Vice President and Chief Information Officer of the Bank.  He is chairman of the Bank’s Technology Committee, and Core Processing Committee, in addition to serving as a member on most other key operational committees of the Bank.  In his capacity as Executive Vice President, Mr. Muskrat has administrative oversight of the information technology, digital banking, deposit operations, and data processing divisions of the Bank. Mr. Muskrat has 21 years of diversified banking experience including bank operations, digital channel growth, M&A, in-house processing, network infrastructure, system conversions, and information security. Mr. Muskrat serves in many advisory capacities such as a member of Fiserv’s Precision Core Advisory Council and Apiture’s Digital Banking Advisory Council. He also serves the Mount Pleasant community in several roles including Founder and Board Member of the MPISD Education Foundation, and he has served on various advisory committees for the Northeast Texas Community College. Mr. Muskrat also serves the community as a Founder, Elder, and Microchurch Leader at Center Church. Mr. Muskrat is actively involved with the Mount Pleasant Rotary Club, and is both a Past President and Past Treasurer. Finally, he has served the City of Mount Pleasant as a Councilmember from 2017-2019, and he has served the Mount Pleasant Chamber of Commerce on various committees. Mr. Muskrat is a graduate of Baylor University, B.A. in Information Systems Management, 2001, and received an MBA from Baylor University in 2004.

A. Craig Roberts.  Mr. Roberts currently serves as Executive Vice President for the Bank. In addition to commercial lending responsibilities, Mr. Roberts has administrative oversight of the Bank’s thirteen locations in Rockwall, Hunt, Hopkins, Lamar, Red River, Franklin, Gregg, Harrison and Bowie Counties. Mr. Roberts serves as a member on key operational committees of the Bank. Mr. Roberts joined the Bank in 1998 as a credit analyst in the Paris market. He has served directly in three markets with Sulphur Springs being the most recent, having previously served in banking and public accounting. Mr. Roberts has over 25 years of banking experience. He is a graduate of Austin College, B.A., 1993, and Southwestern Graduate School of Banking, 2004, where he now serves on faculty. He serves as a trustee for the Sulphur Springs Independent School District, a board member of the Hopkins County/Sulphur Springs Economic Development Corporation, and on the board of the nonprofit, Bookworm Box.

Robert P. Sharp.  Mr. Sharp currently serves as Executive Vice President for the Bank. In addition to commercial lending responsibilities, Mr. Sharp has administrative oversight of the Bank’s Mount Pleasant and Pittsburg locations, regulatory compliance and loan operations divisions. Mr. Sharp chairs or serves as a member on all key operational committees of the Bank. Mr. Sharp joined the Bank in 2006 as Senior Vice President, having previously served 23 years with various North Texas banks. Mr. Sharp has over 34 years of banking experience. He is a graduate of Texas Tech University, B.A., 1990, and attended the American British College in Barcelona, Spain. Mr. Sharp also graduated with honors from the Southwestern Graduate School of Banking in 2007. He serves as a trustee at Northeast Texas Community College and is a member of the Mount Pleasant Rotary Club.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  Our board of directors has adopted Corporate Governance Guidelines, which set forth the framework within which our board, assisted by our board committees, directs the affairs of our organization.  The Guidelines address, among other things, the composition and functions of the board, director independence, compensation of directors, management succession and review, board committees and selection of new directors.  In addition, our board of directors adopted a Code of Conduct that applies to all of our directors, officers and employees, as well as a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers.  Our Corporate Governance Guidelines, as well the Code of Conduct and Code of Ethics, are available on our website at gnty.com. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the Nasdaq Stock Market rules.

Board Independence

Under the rules of the NASDAQ Global Select Market, independent directors must comprise a majority of our board of directors within a specified period of time of our initial public offering. The rules of the NASDAQ Global Select Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the NASDAQ Global Select Market and the SEC. Applying these standards, our board of directors has affirmatively determined that directors Baker, Brown, Bunch, Curl, Drake, Elliot, Johnson, Nolan, and Priefert are “independent directors” under the applicable rules.  This group of independent directors include three of the four nominees for Class II director.  We have determined that directors Abston, Lee and Payne are not “independent directors” under the applicable rules because they are employees of the Company and/or the Bank.

Leadership Structure

Our board of directors and the board of Guaranty Bank & Trust each meet monthly.  Our board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the board.  The board has determined that having our Chief Executive Officer serve as Chairman of the Board of Directors is in the best interests of our shareholders at this time.  Our board of directors believes that this structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The board views this arrangement as also providing an efficient nexus between our organization and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner.

Because the positions of Chairman and Chief Executive Officer are held by the same person, our board of directors has designated Christopher B. Elliott to serve as Lead Independent Director.  Among other things, the Lead Independent Director (1) presides at all meetings of the board at which the Chairman is not present, including executive sessions of the independent directors; (2) serves as liaison between the Chairman and the independent directors; (3) approves information sent to the board of directors; (4) approves meeting agendas for the board of directors; (5) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (6) has the authority to call meetings of the independent directors; and (7) if requested by major shareholders, makes himself or herself available for consultation and direct communication.

Board Meetings

Our board of directors held 12 scheduled meetings and one special meeting in 2019.  Information regarding meetings of the various committees is described below.  All directors attended at least 75% of the board and committee meetings on which they served during 2019.  Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual meetings.  Fourteen of our directors attended the 2019 annual meeting of shareholders.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities.  These committees include the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the KSOP Committee.  Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee

The members of our Audit Committee are directors Elliott (Chairman), Brown, Bunch, Curl, Johnson and Nolan.  Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under NASDAQ Global Select Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that directors Curl and Johnson each qualify as a financial expert and have the financial sophistication required of at least one member of the Audit Committee by the rules of the NASDAQ Global Select Market and as an “audit committee financial expert” under the rules and regulations of the SEC.  Our Audit Committee held eight scheduled meetings and five special meetings in 2019.

The Audit Committee assists the board of directors in its oversight of the integrity of our financial statements, the selection, engagement, management and performance of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies and monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:

•	selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;

•

reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;

•

reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;

•	resolving any disagreements regarding financial reporting between management and the independent auditor;
•	overseeing our internal audit function;
•

reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;

•	meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures;
•	monitoring management’s compliance all applicable laws, rules and regulations;
•	reviewing our earnings releases and reports filed with the SEC;
•	preparing the Audit Committee report required by SEC rules to be included in our annual report;
•	reviewing the adequacy and effectiveness of our accounting and financial controls, including guidelines and policies for assessing and managing our risk exposure;
•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns, regarding questionable accounting or auditing matters;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors; and
•	handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at gnty.com.

Whitley Penn Fees

The following table presents fees for professional services rendered by Whitley Penn for 2019 and 2018:

	2019	2018
Audit fees	$179,000	$172,000
Audit-related fees	54,000	51,000
Tax fees	21,000	20,000
All other fees	5,000	2,500

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee selects and oversees our independent auditor.  In addition, it is required to pre-approve the audit and non-audit services performed by our independent auditor to ensure that they do not impair the auditor’s independence.  Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the Audit Committee’s responsibility for administration of the engagement of our independent auditors.  During 2019, the Audit Committee pre-approved all services provided to us by our independent auditor.

Report of the Audit Committee of the Board of Directors

The Audit Committee’s general role is to assist the board of directors in overseeing the financial reporting process and related matters of the Company and its consolidated subsidiaries, including Guaranty Bank & Trust.  Each member of the committee is “independent” as that term is defined by the Nasdaq Stock Market rules.

The Audit Committee has reviewed and discussed with management and Whitley Penn the audited financial statements of the Company to be included in its Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board, including Auditing Standard No. 16, Communications With Audit Committees, the rules of the SEC, and other applicable regulations.  In addition, the Audit Committee discussed with the independent auditor the firm’s independence from our management and the Company, including the matters in the letter from the firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

Management is responsible for preparing the financial statements in accordance with accounting standards generally accepted in the United States of America with oversight by the Audit Committee.  Whitley Penn LLP's responsibility is to plan and perform their audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). In giving its recommendation to the board of directors, the Audit Committee has relied on (1) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the reports of Whitley Penn LLP with respect to those financial statements.

Based on the review and discussion referenced above, the Audit Committee recommends to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors

Christopher B. Elliott (Chairman)

Jeffrey W. Brown

James S. Bunch

Molly Curl

Carl Johnson, Jr.

James M. Nolan, Jr.

Compensation Committee

The members of our Compensation Committee are directors Bunch (Chairman), Baker, Drake, Elliott and Nolan.  Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under NASDAQ Global Select Market rules.  Our board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.  Our Compensation Committee held five scheduled meetings in 2019.

The Compensation Committee assists the board of directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans.

Among other things, our Compensation Committee has responsibility for:

•

reviewing and determining, and recommending to the board of directors for its confirmation, the annual compensation, annual incentive compensation and any other matter relating to the compensation of our named executive officers; all employment agreements, severance or termination agreements, change in control agreements to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;

•

reviewing and determining, and recommending to the board of directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;

•	taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority;
•	reviewing, approving and administering each of our benefit plans, and performing such other duties and responsibilities and may be assigned to the Compensation Committee under the terms of such plans;
•

reviewing with our Chief Executive Officer the compensation payable to employees other than the named executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;

•

consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;

•	reviewing the performance of our named executive officers;
•

reviewing and discussing with management any compensation discussion and analysis included in our annual meeting proxy statements and any other reports filed with the SEC and determining whether or not to recommend to our board of directors that such compensation discussion and analysis be so included;

•	preparing the Compensation Committee report required by SEC rules to be included in our annual report;
•

overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our board of directors relating to these matters;

•

overseeing and making recommendations to the board of directors regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;

•	conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to the board of directors any changes that it deems necessary; and
•	handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at gnty.com.

Compensation Committee Interlocks and Insider Participation

During 2019, our Compensation Committee consisted of directors Bunch (Chairman), Baker, Drake and Elliott, as well as former directors Johnny O. Conroy, Weldon C. Miller and Arthur B. Scharlach, Jr., each of whom retired as directors of Guaranty Bancshares, Inc. effective January 1, 2020.  During 2019, no member of our Compensation Committee was an officer or employee of Guaranty Bancshares or Guaranty Bank & Trust, although Mr. Scharlach was a former officer of Guaranty Bank & Trust.  During 2019, no member of our Compensation Committee was party to any transaction requiring disclosure in this proxy statement.  In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are directors Elliott (Chairman), Baker, Bunch, Drake, Johnson and Nolan.  Our board of directors has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an “independent director” under NASDAQ Global Select Market rules. Our Corporate Governance and Nominating Committee held two scheduled meetings in 2019.

The Corporate Governance and Nominating Committee assists the board of directors in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the board of directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the board of directors of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries.

Among other things, our Corporate Governance and Nominating Committee is responsible for:

•	reviewing the performance of our board of directors and each of our subsidiaries;
•

identifying, assessing and determining the qualification, attributes and skills of, and recommend, persons to be nominated by our board of directors for election as directors and to fill any vacancies on the board of directors of the Company and each of our subsidiaries;

•	reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our shareholders;
•

reviewing and recommending to our board of directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;

•

reviewing the size and composition of the board of directors of the Company and each of our subsidiaries as a whole, and recommend any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;

•	monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
•	developing, reviewing and monitoring compliance with our corporate governance guidelines and the corporate governance provisions of the federal securities laws and the listing rules applicable to us;
•

investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our board of directors with recommended corrective actions;

•	reviewing our corporate governance practices in light of best corporate governance practices among our peers and determining whether any changes in our corporate governance practices are necessary;
•	considering any resignation tendered to our board of directors by a director and recommend the acceptance of such resignation if appropriate;
•	considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or otherwise present a conflict of interest;
•	reviewing and approving all related person transactions in accordance with our policy and procedures;
•	overseeing our director orientation and continuing education programs for the board of directors;
•	reviewing its charter and recommending to our board of directors any modifications or changes; and
•	handling such other matters that are specifically delegated to the Corporate Governance and Nominating Committee by our board of directors from time to time.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Corporate Governance and Nominating Committee is available on our website at gnty.com.

Director Qualifications

In carrying out its functions, the Corporate Governance and Nominating Committee will develop qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

•	adherence to high ethical standards and high standards of integrity;
•

sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the board of directors and the specific committee for which he or she is being considered;

•	evidence of leadership, sound professional judgment and professional acumen;
•	evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•	a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;
•	the ability and willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a director;
•	any related person transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and

•

the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our shareholders.

The Corporate Governance and Nominating Committee will also evaluate potential nominees for the Company’s board of directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and NASDAQ Global Select Market rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise and other demographics that may contribute to the Company’s board of directors.

Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s board of directors, the Corporate Governance and Nominating Committee will consider and review the following attributes with respect to each existing director:

•	attendance and performance at meetings of the Company’s board of directors and the committees on which such director serves;
•	length of service on the Company’s board of directors;
•	experience, skills and contributions that the existing director brings to the Company’s board of directors;
•	independence and any conflicts of interest; and
•	any significant change in the director’s status, including the attributes considered for initial membership on the Company’s board of directors.

KSOP Committee

The KSOP Committee is responsible for managing the operation and administration of our KSOP. The KSOP Committee serves as the trustee of our KSOP and its members are appointed by our board of directors. The voting members of our KSOP Committee are directors Johnson (Chairman), Brown, Elliott and Priefert.  Our KSOP Committee held four scheduled meetings in 2019.

Code of Conduct; Code of Ethics for Chief Executive Officer and Senior Financial Officers

Our board of directors has adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of conduct that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. In addition, our board of directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our Chief Executive Officer, our Chief Financial Officer and any other officer serving in a finance function and sets forth specific standards of conduct and ethics that we expect from such individuals in addition to those set forth in the Code of Conduct. Our Code of Conduct and our Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available on our website at gnty.com. We expect that any amendments to the Code of Conduct or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, or any waivers of their respective requirements, will be disclosed on our website, as well as any other means required by NASDAQ Global Select Market rules or the SEC.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist our board of directors in the exercise of its fiduciary duties and responsibilities and to promote the effective functioning of our board of directors and its committees. Our Corporate Governance Guidelines are available on our website at gnty.com.

Shareholder Communications with the Board

The board of directors has established the following procedure to enable anyone who has a concern regarding Guaranty to communicate that concern directly to an individual director, the board as a group, or a specified committee or group, including the independent directors as a group.  Any such communication should be made using the following contact information:

Guaranty Bancshares, Inc.

c/o Corporate Secretary

201 South Jefferson Street

Mount Pleasant, Texas  75455

Each communication should specify the applicable addressee or addresses to be contacted as well as the general topic of the communication.  Communications may be confidential or anonymous.  Guaranty will initially receive and process communications before forwarding them to the addressee.  Communications may also be referred to other departments within Guaranty.  Guaranty generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about Guaranty.

Concerns about questionable accounting or auditing matters or possible violations of the Code of Conduct or Code of Ethics for Chief Executive Officer and Senior Financial Officers should be reported under the procedures outlined in the Code, which is available on Guaranty’s website (gnty.com).

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined by the JOBS Act. Our named executive officers for 2019, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Tyson T. Abston, Chairman of the Board and Chief Executive Officer;
•	Kirk L. Lee, President; and
•	Clifton A. Payne, Senior Executive Vice President and Chief Financial Officer.

Summary Compensation Table

The following tables present summary information regarding the total compensation awarded to, earned by, and paid to our named executive officers who were serving as executive officers at the end of our fiscal years ended December 31, 2019 and 2018. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Company or by Guaranty Bank & Trust, where Messrs. Abston and Payne serve in the same capacity, and Mr. Lee serves as Vice Chairman and Chief Credit Officer.

Name and Principal Company Position	Year	Salary	Nonequity Incentive Plan Compensation (1)(2)	Nonqualified Deferred Compensation Earnings(3)	All Other Compensation (4)(5)(6)	Total
Tyson T. Abston	2019	$406,417	$407,530	$31,320	$36,584	$881,851
Chairman of the Board and Chief Executive Officer	2018	$363,000	$356,736	$25,466	$70,048	$815,250

Kirk L. Lee	2019	$293,758	$166,477	$24,757	$28,942	$513,934
President	2018	$251,300	$149,092	$20,200	$66,070	$486,662

Clifton A. Payne	2019	$270,258	$167,247	$28,744	$30,377	$496,626
Senior Executive Vice President and Chief Financial Officer	2018	$241,800	$138,725	$23,553	$58,909	$462,987

(1)

The amounts in this column for the fiscal years ended December 31, 2019 and 2018 include performance based cash bonuses of $393,530 and $343,485, respectively, for Mr. Abston, $156,777 and $139,616, respectively, for Mr. Lee and $157,847 and $129,625, respectively, for Mr. Payne, pursuant to the Company’s Employee Bonus Plan.

(2)

The amounts in this column for the fiscal years ended December 31, 2019 and 2018 also include the amount of vested contributions of $14,000 and $13,251, respectively, earned by Mr. Abston, $9,700 and $9,476, respectively, earned by Mr. Lee and $9,400 and $9,100, respectively, earned by Mr. Payne, pursuant to the Company’s Executive Incentive Retirement Plan.

(3)

The amounts in this column represent the amount of interest earned on vested contributions under the Company’s Executive Incentive Retirement Plan that exceeds 120.0% of the applicable federal long-term rate.

(4)

Mr. Abston, for fiscal years ended December 31, 2019 and 2018, received director fees of approximately $10,420 and $47,785, respectively, employer KSOP contributions of approximately $14,000 and $13,750, respectively, life insurance premiums of approximately $1,242 in each year, wellness benefits of $6,899 and $3,442, respectively, and $4,023 and $3,829, respectively, attributable to the use of a company car.

(5)

Mr. Lee, for fiscal years ended December 31, 2019 and 2018, received director fees of approximately $10,420 and $47,785, respectively, employer KSOP contributions of approximately $14,000 and $13,750, respectively, life insurance premiums of approximately $2,322 in each year, and $2,200 and $2,213, respectively, attributable to the use of a company car.

(6)

Mr. Payne, for fiscal years ended December 31, 2019 and 2018, received director fees of approximately $5,704 and $32,340, respectively, employer KSOP contributions of approximately $14,000 and $13,750, respectively, life insurance premiums of approximately $3,564 in each year, wellness benefits of $2,915 and $5,442, respectively, and $4,194 and $3,813, respectively, attributable to the use of a company car.

Narrative Discussion of Summary Compensation Table

General.  We compensate our named executive officers through a mix of base salary, cash incentive bonuses, long-term incentive compensation and other benefits, which include, to a certain extent, perquisites.  We originally established our executive compensation philosophy and practices to fit our status as a privately held corporation and have adapted our philosophy and practices following our initial public offering.  We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the Company’s named executive officers.  Our Chairman and Chief Executive Officer annually reviews the performance of each of the Company’s and its subsidiaries’ executive officers (other than himself).  The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and bonuses, are presented to the Compensation Committee.  The Compensation Committee evaluates the Chairman and Chief Executive Officer’s performance in light of the Company's goals and objectives relevant to his compensation and, either as a committee or together with the other independent directors of the Company, determines and approves the Chairman and Chief Executive Officer’s compensation level.  The Chairman and Chief Executive Officer is not involved with any aspect of determining his own pay.

Base Salary.  The base salaries of our named executive officers have been historically reviewed and set annually by the Board or the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources, including data obtained from outside sources including banking industry trade groups. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	each named executive officer’s scope of responsibility;
•	each named executive officer’s years of experience;
•	the types and amount of the elements of compensation to be paid to each named executive officer;
•

our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Cash Bonuses.  We typically pay an annual cash incentive award to our named executive officers. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. In 2019, we utilized a formulaic approach to incentivize achievement of specific performance measures in determining the amount of bonuses paid under the terms of our Employee Bonus Plan.  See “-Employee Bonus Plan” below for information regarding the Employee Bonus Plan.  In determining whether to pay cash bonuses to a named executive officer for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, teamwork and community service.

Equity Incentive Awards.  In order to motivate and retain our named executive officers and to align executive compensation with the long-term objectives of the organization, the Compensation Committee considers market practices, external competitiveness, shareholder interests and advice from independent compensation consultants in establishing the type and amount of equity awards granted to our named executive officers.  See “-2015 Equity Incentive Plan” below for information regarding our equity incentive compensation practices.

Benefits and Perquisites.  Generally, our named executive officers participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with a KSOP to assist our employees in planning for retirement and securing appropriate levels of income during retirement and to provide our employees with ownership in our organization. See “-Employee Stock Ownership Plan” below for more information regarding our KSOP and matching contributions that we make on behalf of our employees, including our named executive officers, to the KSOP. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2019, we provided each of our named executives officers with the use of a Company-owned vehicle and paid for certain club memberships.  We also provided our named executive officers with certain medical allowances for health examination expenses.

Executive Incentive Retirement Plan and Insurance Premiums.  We sponsor a non-qualified, non-contributory Executive Incentive Retirement Plan for the benefit of certain officers of the Bank with a title of senior vice president or above, including all of our named executive officers.  See “-Executive Incentive Retirement Plan” below for a discussion of the benefits available under the plan.  The amounts of the Company’s contributions to each named executive officer’s accounts in the Executive Incentive Retirement Plan for 2019 are reflected in the footnotes to the Summary Compensation Table.

The Executive Incentive Retirement Plan also includes a death benefit to participants.  In order to fund the death benefits under the plan, we have purchased life insurance policies for the individuals participating in the plan, including our named executive officers.  In addition to utilizing bank-owned life insurance policies to fund the death benefits under the plan, we invest in bank owned life insurance due to its attractive nontaxable return and protection against the loss of its key employees.  The footnotes to the Summary Compensation Table include the amounts of life insurance premiums paid by the Company on behalf of each named executive officer.

Agreements with Executive Officers

On March 15, 2019, we entered into employment agreements with each of our named executive officers.  Each agreement provides for a three year initial term, followed by automatic three year renewal terms if neither party elects to terminate at least thirty days prior to expiration of the term.

Each of the agreements with our named executive officers provides for the payment of an annual base salary, which will be reviewed at least annually by our board of directors and which may be increased, but not decreased, as a result of that review.  In addition to their base salary, each named executive officer is eligible to participate in all bonus plans and employee benefit plans that are applicable either to all employees or to our executive officers.  The agreements also provide for certain expense reimbursements.

Under the terms of the agreements, each of our named executive officers was granted a specified number of shares of restricted stock under our 2015 Equity Incentive Plan.  The shares will vest ratably over a period of five years, beginning on the first anniversary of the grant date.

Each agreement generally provides that if the named executive officer’s employment is terminated without “cause” (as defined in the agreements), or if such officer resigns with “good reason” (as defined in the agreements), then, subject to the officer’s compliance with the restrictive covenants described below, the officer shall be entitled to a severance payment equal to the officer’s average annual Form W-2 compensation over the preceding three years or, in Mr. Abston’s case, equal to two times the officer’s average annual Form W-2 compensation over the preceding three years.  Each payment is conditioned upon the execution of a release of all claims against the Company and its subsidiaries by the officer. Payment would be made over a period of one year for Messrs. Lee and Payne and two years for Mr. Abston.

Additionally, each agreement provides that if the officer voluntarily resigns without good reason, subject to his compliance with the restrictive covenants described below, he shall be entitled to a payment equal to the product of (i) the officer’s average annual Form W-2 compensation over the preceding three years; (ii) the number of full calendar years of employment with the Bank through the date of termination of employment; and (iii) a “vesting multiplier,” which is equal to 1% if termination occurs between one and two years after the date of the agreement, 2% if termination occurs between two and three years after the date of the agreement, and 3% after the earlier of the third anniversary of the date of the agreement or the officer reaching age 65.  This payment will be paid in equal installments over a three year period for Mr. Abston and over a two year period for Messrs. Lee and Payne, following termination, and is conditioned upon the execution of a release of all claims against the Company and its subsidiaries by the officer.

Each of the employment agreements contains a change in control provision that provides for a payment to the officer if his employment is terminated within the three months preceding or twelve months following a change in control, subject to execution of a release and compliance with the restrictive covenants described below. Mr. Abston would be entitled to receive an amount equal to 2.99 times his average annual Form W-2 compensation over the preceding three years, and Messrs. Lee and Payne would be entitled to receive an amount equal to 1.5 times their respective average annual Form W-2 compensation over the preceding three years.  Additionally, each officer would be entitled to such payment upon the one year anniversary of a change of control if his employment continues with our successor, subject to the officer’s execution of a release of all claims against the Company and its subsidiaries and compliance with the restrictive covenants described below.  Any payments pursuant to the change in control provision are subject to compliance with restrictions imposed by the Code.

In consideration of the payments described above, each of our named executive officers has agreed to be bound by certain restrictive covenants set forth in their respective employment agreement, which include confidentiality, non-solicitation and non-competition restrictions.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information relating to the unexercised options held by our named executive officers as of December 31, 2019.  All of the stock options shown in the table below were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. Each of the stock options set forth below vests ratably in annual installments over a period of 10 years from the grant date, beginning on the first anniversary of the grant date. No stock options were exercised by the named executive officers during fiscal 2019. All of the restricted stock awards shown in the table below were granted under the 2015 plan.

		Options Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Values of Shares of Stock That Have Not Vested ($)
Tyson T. Abston	10/15/2014	25,000	25,000	—	24.00	10/15/2024
	3/15/2019						8,500	$279,480

Kirk L. Lee	10/15/2014	15,000	15,000	—	24.00	10/15/2024
	3/15/2019						5,000	$164,400

Clifton A. Payne	10/15/2014	12,500	12,500	—	24.00	10/15/2024
	3/15/2019						5,000	$164,400

2015 Equity Incentive Plan

In 2015, our board of directors and shareholders adopted and approved the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan, or 2015 Plan.  The following is a brief summary of the material terms of our 2015 Plan.

Purpose.  The purpose of our 2015 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants and to promote the success of the Company’s and the Bank’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company.

Administration.  Our board of directors or one or more committees appointed by our board of directors will administer the 2015 Plan. For this purpose our board of directors has delegated general administrative authority for the 2015 Plan to the Compensation Committee.

Eligibility.  Persons eligible to receive awards under the 2015 Plan include officers, directors, employees and consultants. The Compensation Committee determines from time to time the participants to whom awards will be granted.

Authorized Shares; Limits on Awards.  The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2015 Plan equals 1,000,000 shares, all of which may be subject to incentive stock option treatment. Under the terms of the 2015 Plan, the maximum aggregate number of shares of common stock that may be issued pursuant to all awards under the 2015 Plan, other than those subject to incentive stock option treatment, shall increase annually on the first day of each fiscal year following the adoption of the 2015 Plan by 20,000 shares, unless our board of directors determines a lesser amount.  For each fiscal year after adopting the 2015 Plan, we determined not to increase the number of shares that may be issued under the plan.  As a result, the maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2015 Plan continues to equal 1,000,000 shares, all of which may be subject to incentive stock option treatment.  Additionally, the maximum number of shares that may be issued for awards to any single officer, employee or consultant participant during a calendar year for stock options and stock appreciation rights, or SARs, is 300,000 shares (200,000 shares for non-employee members of the board of directors), for other stock-based awards (excluding stock options and SARs but including restricted stock and restricted stock units) is 150,000 shares (100,000 shares for non-employee members of the board of directors) and for cash awards is $2.0 million.

If any shares of stock covered by an award granted under the 2015 Plan are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any shares of stock subject thereto, or is settled in cash in lieu of shares of stock, then the number of shares of stock counted against the aggregate number of shares of stock available under the 2015 Plan with respect to the award will again be available for making awards under the 2015 Plan.

Currently Outstanding Awards.  As of February 29, 2020, 509,800 stock options and 31,459 restricted stock awards were issued and outstanding under the 2015 Plan and an aggregate of 458,741 shares of our common stock remain available for issuance under the 2015 Plan.  Other than as set forth above, no other types of incentive awards have been issued under the 2015 Plan as of February 29, 2020.

Adjustments for Changes in Capitalization.  In connection with recapitalizations, stock dividends, stock splits, combination of shares or other changes in the stock, our Compensation Committee will make adjustments that it deems appropriate to the aggregate number of shares of common stock that may be issued under the 2015 Plan and the terms of outstanding awards.

Incentive Awards.  The 2015 Plan authorizes the grant of stock options, SARs, restricted stock, restricted stock units, performance-based awards, as well as other awards described in the 2015 Plan. The 2015 Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Options.  A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant. An option may either be an incentive stock option, or ISO, or a nonstatutory stock option, or NSO. ISO benefits are taxed differently from NSOs, as described below under “—Federal Income Tax Treatment of Awards under the 2015 Plan.” ISOs also are subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2015 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Compensation Committee.

SARs.  A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock the date on the date of grant.

Restricted Stock.  A restricted stock award is typically for a fixed number of shares of common stock that remain forfeitable unless and until specified conditions are met. Upon satisfaction of the applicable conditions, the holder of a restricted stock award may sell or transfer the shares.

Restricted Stock Units.  A restricted stock unit is an award that entitles the recipient to receive a share of our common stock or an amount of cash equal to the fair market value of a share of our common stock upon the satisfaction of applicable restrictions. Restricted stock units are similar to restricted stock; however restricted stock units are a promise to deliver shares or cash, while an award of restricted stock is a grant of actual shares of our common stock subject to transfer restrictions.

Performance-Based Awards.  Our Compensation Committee may designate any award, the exercisability or settlement of which is subject to the achievement of performance conditions, as a performance-based award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.  In order to qualify as performance-based compensation, the performance objectives used for the performance-based award must be from the list of performance objectives set forth in the 2015 Plan.

Until recently, Section 162(m) of the Internal Revenue Code imposed a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year for the compensation paid or accrued to its principal executive officer and three highest compensated officers (other than the principal executive officer or the principal financial officer).  However, on December 22, 2017, the President signed the Tax Cuts and Jobs Act, or the TCJA, into law.  The TCJA repeals certain exceptions to the deductible limit for performance-based compensation for tax years beginning after 2017.  In addition, the TCJA requires compensation paid to the principal financial officer also be subject to the limit, in addition to the principal executive officer and three other highest compensated officers, or covered employees.  Once an employee is treated as a covered employee, the individual remains a covered employee for all future years, including once they are no longer employed by the Company and with respect to payments made after the death of the covered employee.

Acceleration of Awards; Possible Early Termination of Awards.  Upon a change in control of our Company, outstanding awards under the 2015 Plan will be assumed or substituted on substantially the same terms. However, if the successor corporation does not assume or substitute the outstanding awards, then vesting of these awards will fully accelerate, and in the case of options or SARs, will become immediately exercisable. For this purpose a change in control is defined to include certain changes in the majority of our board of directors, the sale of all or substantially all of our assets and the consummation of certain mergers or consolidations.

Transfer Restrictions.  Subject to certain exceptions, awards under the 2015 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.

Termination of or Changes to the 2015 Plan.  Our board of directors may, in its discretion, amend, alter or terminate the 2015 Plan or any award outstanding under the 2015 Plan at any time and in any manner. Unless required by applicable law or listing agency rule, shareholder approval for any amendment will not be required. Unless previously terminated by our board of directors, the 2015 Plan will terminate on the tenth anniversary of its effective date. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Federal Income Tax Treatment of Awards under the 2015 Plan.  Federal income tax consequences (subject to change) relating to awards under the 2015 Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For NSOs, we are generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2015 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. We will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, we would generally have no corresponding compensation deduction.

If an award is accelerated under the 2015 Plan in connection with a change in control (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration, commonly called parachute payments, if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, or do not fall within any other applicable exceptions, we may not be permitted a deduction in certain circumstances.

Employee Bonus Plan

We sponsor an Employee Bonus Plan, or Bonus Plan. The Bonus Plan rewards officers and employees based on performance of individual business units of the Company.  Earnings and growth performance goals for each business unit and for the Company as a whole are established at the beginning of the calendar year and approved annually by the board of directors.  The Bonus Plan provides for a predetermined bonus amount to be contributed to the employee bonus pool based on (i) earnings targets and growth for individual business units and (ii) achieving certain pre-tax return on average equity and pre-tax return on average asset levels for the Company as a whole.  These bonus amounts are established annually by our board of directors. In 2019, the Bonus Plan expense was $3.3 million based on a pre-tax return on average equity and a pre-tax return on average assets of 14.57% and 1.44%, respectively.

Employee Stock Ownership Plan

As of January 1, 1992, the Bank amended and restated its 401(k) profit sharing plan in its entirety as an Employee Stock Ownership Plan, or ESOP, as defined in the Internal Revenue Code, and upon our acquisition of the Bank in 1997, the ESOP became the Guaranty Bancshares, Inc. Employee Stock Ownership Plan with 401(k) Provisions, or KSOP.

Our KSOP is designed to: (1) qualify as an employee stock ownership plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or ERISA; (2) allow participants to make elective contributions in accordance with the Internal Revenue Code; and (3) allow the Bank and/or the Company to make matching contributions and other contributions in accordance with the Internal Revenue Code and ERISA. Generally, each employee of the Company, Bank, and any affiliate becomes a participant in the plan eligible to make elective contributions and receive matching contributions as of the first day of the month coincident with or next following the earlier of (i) the date of hire in a position requiring the completion of 1,000 hours of service during a year, or (ii) completion of 1,000 hours of service during a year.

Employees may make elective “traditional” or “Roth” contributions to the plan, up to the maximum dollars amounts allowed annually by Internal Revenue Code and regulations. Five percent of an employee’s pay is automatically withheld as a traditional pre-tax elective contribution, unless the employee elects out.  The Company has discretion to make matching contributions, on a dollar-for-dollar basis, with respect to salary deferrals up to a certain percentage of a participant’s compensation. In 2019, the KSOP contributed matching funds up to 5% of participant compensation.  Elective contributions are always 100% vested, but the Company matching contributions are subject to a six-year vesting schedule.

Generally, participants have the ability to direct up to 60% of their total account into Company stock purchased on the open NASDAQ market at the prevailing market price at the time of purchase. Dividends paid on Company stock are automatically reinvested through purchase on the open market, unless a participant elects that the dividends be paid in cash.  The KSOP also provides as investment options a diversified portfolio of highly quality mutual funds representing all industrial sectors and asset classes. Participants may divest the Company stock in their account at least quarterly and elect any one of the other investment options available to them under the plan.  However, certain participants are required to have such transactions preauthorized by the Company’s General Counsel.  Without such preauthorization, transactions will not be processed.

The KSOP was restated for IRS “Cycle A-3” on December 14, 2016, and the IRS issued a Favorable Determination Letter on October 18, 2017.  Upon the Company’s registration of its common stock on the NASDAQ, the KSOP was again restated on February 14, 2018 to reflect the public company status.

As of December 31, 2019, the KSOP held 1,224,697 shares of our common stock. Total contributions accrued or paid to the KSOP for the year ended December 31, 2019 was $1.3 million.

Executive Incentive Retirement Plan

We sponsor a non-qualified, non-contributory Executive Incentive Retirement Plan for the benefit of certain officers of the Bank with a title of senior vice president or above, including all of our named executive officers. This plan provides benefits to such personnel for the attainment of certain performance criteria in various predetermined amounts equal to targeted awards levels as adjusted for annual earnings performance of the Company. Contributions under this plan are granted annually on a deferred basis. Currently, depending on the officer, the Bank contributes between 3.0% and 9.0% of the officer’s salary each year into a deferral account, and each officer’s account balance is further credited each year by an amount equal to our annualized return on equity, subject to a minimum crediting rate of 5.0% and a maximum crediting rate of 13.0%. The Executive Incentive Retirement Plan’s normal retirement benefit is payable following separation from service after reaching age 65, and is payable over 120 months with a 7.5% post retirement interest rate. This plan also provides a death benefit to the participants. This plan is unfunded.

In connection with the Executive Incentive Retirement Plan, we have purchased life insurance policies for the individuals participating in such plan. The cash surrender value of the life insurance policies held by us totaled $34.5 million for the year ended December 31, 2019. Our expenses related to the Executive Incentive Retirement Plan totaled $602,000 for the year ended December 31, 2019, and our recorded liability under the Executive Incentive Retirement Plan totaled approximately $4.1 million for the year ended December 31, 2019.

Compensation of Directors

We pay our directors based on the directors’ participation in board of directors and committee meetings held throughout the year, and Guaranty Bank & Trust pays its directors in the same manner.  During 2019, outside directors received an annual retainer of $20,000. Inside directors did not receive a retainer fee. In addition, outside directors received $600 per board meeting attended and inside directors received $300 per board meeting attended until March 2019 when payment of all board fees to inside board members were discontinued.  Outside directors also received a fee per committee meeting attended, which varied based on the particular committee.  The Chairman of the Audit Committee received a fee of $600 per meeting attended, and the other members received a fee of $375 per meeting attended. The Chairman of the Corporate Governance and Nominating Committee and the Chairman of the Compensation Committee each received a fee of $300 per meeting attended, and the other members of these committees received a fee of $200 per meeting attended.  Directors serving on the KSOP Committee received a fee of $250 per meeting attended.

The following table sets forth compensation paid, earned or awarded during 2019 to each of our directors other than directors Abston, Lee and Payne, whose compensation is described above in “Summary Compensation Table.”  The table also includes compensation earned by each director that is attributable to his service as a director of Guaranty Bank & Trust.

Name	Fees Earned or Paid in Cash	Total Compensation
Richard W. Baker	$91,557	$91,557
Jeffrey W. Brown(2)	45,325	45,325
James S. Bunch	95,137	95,137
Johnny Conroy(1)	49,807	49,807
Molly Curl	46,532	46,532
Bradley K. Drake	73,682	73,682
Christopher B. Elliott	98,957	98,957
Carl Johnson, Jr.	95,357	95,357
Weldon Miller(1)	47,932	47,932
James M. Nolan, Jr.(2)	45,325	45,325
William D. Priefert	71,407	71,407
Art Scharlach(1)	44,332	44,332

(1)	Retired in 2019.
(2)	Was not a Company director in 2019.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our certificate of formation and bylaws, and, to the extent they are directors of the Bank, the articles of association and bylaws of Guaranty Bank & Trust.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Policies and Procedures Regarding Related Person Transactions

Transactions by Guaranty Bank & Trust or us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions.  These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by Guaranty Bank & Trust with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Guaranty Bank & Trust to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the NASDAQ Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of Guaranty Bancshares, Inc. include directors (including nominees for election as directors), executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Corporate Governance and Nominating Committee for approval. In determining whether to approve a related person transaction, the Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. A copy of our Related Person Transactions Policy is available on our website at gnty.com.

Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction during the year ended December 31, 2019, and each proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•

any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Guaranty Bank & Trust or us in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of December 31, 2019, no related person loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table provides information regarding the beneficial ownership of our common stock as of February 29, 2020, for:

•	each person known to us to be the beneficial owner of more than five percent of our common stock;
•	each of our directors and named executive officers; and
•	all directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes shares over which a person exercises sole or share voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Guaranty Bancshares, Inc., 201 South Jefferson Street, Mount Pleasant, Texas 75455.

The table below calculates the percentage of beneficial ownership based on 11,431,657 shares of common stock outstanding as of February 29, 2020.  Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares	Percent of Class
Name of Beneficial Owner
Greater than 5% shareholders
Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions)(1)	1,227,513	10.74%
Directors and named executive officers
Tyson T. Abston(2)	180,151	1.57%
Richard W. Baker(3)	490,000	4.29%
Jeffrey W. Brown(4)	24,291	*
James S. Bunch(5)	80,000	*
Molly Curl(6)	3,225	*
Bradley K. Drake(7)	200,000	1.75%
Christopher B. Elliott(8)	103,758	*
Carl Johnson, Jr.(9)	52,000	*
Kirk L. Lee(10)	185,718	1.62%
James M. Nolan(11)	50,817	*
Clifton A. Payne(12)	239,893	2.10%
William D. Priefert(13)	196,707	1.72%
Other executive officers
Martin C. Bell(14)	67,576	*
Chuck Cowell(15)	53,832	*
Shalene Jacobson(16)	5,245	*
Randall R. Kucera(17)	41,252	*
Harold E. Lower, II(18)	30,881	*
J. Daniel Muskrat(19)	20,964	*
A. Craig Roberts(20)	28,190	*
Robert P. Sharp(21)	100,029	*
All directors and executive officers as a group (20 persons)	3,382,042	29.58%

(1)

Each KSOP participant has the right to direct the KSOP trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders.  In the event that a participant does not direct the KSOP trustee on how to vote his or her allocated shares, the KSOP trustee will determine how such shares are voted. The KSOP trustee also has the right to vote all shares held by the KSOP that are not allocated to the participants' accounts and may be deemed the beneficial owner thereof.  The business address for our KSOP is 201 South Jefferson, Mount Pleasant, Texas 75455.

(2)

Includes 80,000 shares held by Mr. Abston individually, 50,000 of which have been pledged as collateral to secure outstanding debt obligations, 66,651 shares held by the Company’s KSOP and allocated to Mr. Abston’s account, 25,000 exercisable options and 8,500 nonvested shares of restricted stock.

(3)	Includes 480,000 shares held by Mr. Baker individually and 10,000 shares held by Mr. Baker's spouse.
(4)	Shares are held in the JBGB Brown FLP, of which Mr. Brown is the general partner.
(5)	Shares are held jointly by Mr. Bunch and his spouse.
(6)	Shares are held by The Curl Family Trust, of which Ms. Curl is a trustee.
(7)	Shares are held by Mr. Drake individually, 30,000 of which have been pledged as collateral to secure outstanding debt obligations.
(8)	Includes 10,000 shares held individually by Mr. Elliott, 77,820 shares held jointly by Mr. Elliott and his spouse, and 15,938 shares held by Mr. Elliott’s individual retirement account.
(9)	Shares are held jointly by Mr. Johnson and his spouse.

(10)

Includes 64,000 shares held jointly by Mr. Lee and his spouse, 101,718 shares held by the Company’s KSOP and allocated to Mr. Lee’s account, 15,000 exercisable options and 5,000 nonvested shares of restricted stock.

(11)

Includes 4,688 shares held individually by Mr. Nolan, 18,665 shares held in Nolan 1995 Education Partners Ltd., of which Mr. Nolan is managing member, and 25,642 shares held in Club Hill Partners, Ltd., in which Mr. Nolan is general partner.

(12)

Includes 80,000 shares held by Mr. Payne individually, 142,393 shares held by the Company’s KSOP and allocated to Mr. Payne’s account, 12,500 exercisable options and 5,000 nonvested shares of restricted stock.

(13)	Includes 99,711 shares held by the Bill and Shayne Priefert Family Trust and 96,966 shares held by the Priefert Retirement Trust, both of which Mr. Priefert is the trustee of.
(14)	Includes 18,603 shares held by Mr. Bell individually, 43,973 shares held by the Company’s KSOP and allocated to Mr. Bell’s account and 5,000 exercisable options.
(15)

Includes 18,948 shares held by Mr. Cowell individually, all of which have been pledged as collateral to secure outstanding debt obligations, 10,110 shares held by Mr. Cowell’s individual retirement account, 3,774 shares held by the Company’s KSOP and allocated to Mr. Cowell’s account, 16,000 exercisable options and 5,000 nonvested shares of restricted stock.

(16)	Includes 682 shares held by Ms. Jacobson individually, 563 shares held by the Company’s KSOP and allocated to Ms. Jacobson’s account and 4,000 exercisable options.
(17)

Includes 3,000 shares held by Mr. Kucera individually, 26,952 shares held by the Company’s KSOP and allocated to Mr. Kucera’s account, 7,800 exercisable options and 3,500 nonvested shares of restricted stock.

(18)	Includes 5,000 shares held by Mr. Lower individually, 17,401 shares held by the Company’s KSOP and allocated to Mr. Lower’s account, and 8,480 exercisable options.
(19)	Includes 7,464 shares held by the Company’s KSOP and allocated to Mr. Muskrat’s account, 10,000 exercisable options and 3,500 nonvested shares of restricted stock.
(20)	Includes 1,000 shares held jointly by Mr. Roberts and his spouse, 19,790 shares held by the Company’s KSOP and allocated to Mr. Robert’s account, and 7,400 exercisable options.
(21)

Includes 17,500 shares held by Mr. Sharp individually, 46,079 shares held by Robert Patrick Sharp Lifetime Trust, of which Mr. Sharp is a trustee, 24,050 shares held by the Company’s KSOP and allocated to Mr. Sharp’s account and 12,400 exercisable options.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require our officers and directors, and anyone owning more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC.  We assist our directors and executive officers in complying with these requirements.

Based solely on our review of the copies of such reports we received with respect to fiscal year 2019, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than ten percent of our common stock have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for the following: an incomplete Form 4 was filed for Martin C. Bell on December 6, 2019, with respect to  sale transactions occurring on December 4 and 5, 2019, due to a clerical error. An amended Form 4/A was filed on January 2, 2020, which corrected the issue.

PROPOSAL 2 -

RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Pursuant to the recommendation of the Audit Committee, the Board has appointed Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.  Whitley Penn LLP has served as the Company’s independent registered public accounting firm since 2015.

At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Whitley Penn LLP.  The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting.  Representatives of Whitley Penn LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement (if they desire to do so) and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year is not required by the Company’s bylaws, state law or otherwise.  However, the board of directors is submitting the selection of Whitley Penn LLP to the Company’s shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Whitley Penn LLP.  Even if the selection of Whitley Penn LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2020 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR 2021 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the proxy statement for our 2021 annual meeting may do so by following the procedures set forth in Rule 14a-8 promulgated under the Exchange Act.  To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices, 201 South Jefferson Street, Mount Pleasant, Texas  75455, addressed to Sondra Cunningham, Corporate Secretary, 201 South Jefferson Avenue, Mount Pleasant, Texas 75455, no later than December 16, 2020. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.  However, as the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, under our bylaws, a shareholder who wishes to nominate an individual for election to our board of directors directly or to propose any business to be considered at an annual meeting (other than matters brought under Rule 14a-8) must deliver advance written notice of that nomination or business to us following certain procedures contained in our bylaws.  To be timely, the notice must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2020 annual meeting, unless our 2021 annual meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2021 annual meeting.  In that case, to be timely, notice must be delivered not later than the close of business on the fifteenth day following the date on which notice of the date of the 2021 annual meeting is mailed or public disclosure of the date of the 2021 annual meeting is made, whichever occurs first.

To be in proper form, a shareholder’s notice must include all of the information about the proposal or nominee required by our bylaws.  You may obtain a copy of our bylaws upon written request to our Corporate Secretary at our principal executive offices.  The chairman of the annual meeting may refuse to acknowledge any director nomination or the proposal of any business not made in compliance with the procedures contained in our bylaws.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

We will bear all costs associated with the 2020 annual meeting, including the cost of soliciting proxies.  In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, email or other electronic means.  No director, officer or employee will be paid any additional compensation for any solicitation activities, although we will reimburse to them any out-of-pocket expenses.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies, and may reimburse these persons for their related expenses.  Proxies are solicited to provide all record holders of our common stock with an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting in person.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, to any shareholder upon written request to Sondra Cunningham, Corporate Secretary, 201 South Jefferson Avenue, Mount Pleasant, Texas 75455.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the year ended December 31, 2019, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

OTHER MATTERS

The board of directors does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

Guaranty Bancshares Inc.

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 12:00am, Central Time, on May 20, 2020.**

**Online**
Go to **www.envisionreports.com/GNTY** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GNTY**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: To elect the following persons to serve as Class II directors of Guaranty Bancshares, Inc. to serve for a term of three years or until their successors are duly elected and qualified:

| Nominee | For | Against | Abstain |
|---|---|---|---|
| 01 - Richard Baker | ☐ | ☐ | ☐ |
| 02 - James M. Nolan, Jr. | ☐ | ☐ | ☐ |
| 03 - Jeffrey W. Brown | ☐ | ☐ | ☐ |
| 04 - Tyson T. Abston | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please execute this Proxy exactly as your name appears below. When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT

1 U P X 4 5 5 8 4 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

037W5A